UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  December 29, 2006

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350 Van Nuys, CA 91406

(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                    Entry Into a Material Definitive Agreement.

On December 29, 2006, HemaCare Corporation (the “Company”) entered into a Select Series License Agreement With Prelude Exhibit (the “Agreement”) with Information Data Management, Inc. (“IDM”), under which IDM will license to the Company a blood donor information management system and provide certain training, installation and maintenance services.  The Company will pay to IDM a fee of approximately $430,000.  The Company also anticipates incurring expenses of approximately $260,000 to purchase hardware and third party software for use in connection with this information management system.  Such amounts will be expensed over the seven year anticipated useful life of the system.

The foregoing description of the Agreement is qualified in its entirety by reference to the copy of the Agreement which is filed as Exhibit 99.1 to this report, and is incorporated herein by this reference.

Item 9.01.                    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1*	Select Series License Agreement With Prelude Exhibit dated December 29, 2006, between Information Data Management, Inc. and HemaCare Corporation.

*                    Certain exhibits and schedules to this exhibit have been omitted.  Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1*	Select Series License Agreement With Prelude Exhibit dated December 29, 2006, between Information Data Management, Inc. and HemaCare Corporation.

*                    Certain exhibits and schedules to this exhibit have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.